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                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Millipore Corporation on Form S-8 (File Nos. 2-91432, 2-72124, 2-85698, 2-97280,
33-37319, 33-37323, 33-59005, 33-10801, 33-11-790), on Form S-3 (File Nos. 2-
84252, 33-9706, 33-22196, 33-47213, and 333-23025) and on Form S-4 (File Nos.
33-58117) of our report dated January 20, 1999, except for Note B, for which the date is February 5, 1999, on our audits of the consolidated financial statements of Millipore Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is incorporated by reference in this Annual Report on Form 10-K.


Boston, Massachusetts
March 16, 1999